QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

DuPont Photomasks Announces
First Quarter of Fiscal 2005 Financial Results
The First Quarter Marks Return to Operating Income

ROUND ROCK, Texas—October 20, 2004—DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced results for the first quarter of fiscal 2005 ended September 30, 2004.

Revenue for the quarter was $94.8 million, a 15.1 percent increase compared with last year's first quarter revenue of $82.4 million.

Operating income for the quarter was $0.9 million compared to an operating loss of $13.9 million in last year's first quarter.

Net loss for the first quarter of fiscal 2005 was $1.0 million, or $0.06 per share, and included:

•
A $0.7 million benefit to revenue resulting from the revision of a sales rebate estimate recorded previously;
•
$0.4 million of expense related to professional services supporting the previously announced definitive merger agreement between DuPont Photomasks, Inc. and Toppan Printing Co., Ltd.; and
•
A $0.3 million severance charge resulting from previously announced work-force reductions in France.

In the same period last year, the Company had a net loss of $15.1 million, or $0.83 per share.

Marshall Turner, chairman and chief executive officer of DuPont Photomasks, said, "The first quarter marked our return to positive operating income. This milestone is a direct reflection of the improvements we have made to our operations, which have resulted in more consistent performance on all fronts over the last year. I am proud of the commitment and focus our employees have demonstrated during this time and want to congratulate all of them for this notable achievement."

As previously announced on October 5, 2004, Toppan Printing Co., Ltd. and DuPont Photomasks, Inc. entered into a definitive agreement under which Toppan will acquire all of the outstanding shares of DuPont Photomasks. Following completion of the proposed transaction, DuPont Photomasks will become a wholly owned subsidiary of Toppan and will remain headquartered in Round Rock, Texas.

Turner added, "We believe the recently announced transaction with Toppan will create the world's premier manufacturer of photomasks. As we work toward the necessary regulatory and shareholder approvals, we will continue to execute on our business plan and focus on DPI's three key priorities: develop advanced technology, grow revenue and reduce breakeven. We expect this transaction to close in early 2005, at which time we would begin to combine both companies' cutting-edge photomask technology into the industry's most extensive global photomask manufacturing network, delivering optimal solutions to our customers."

Additional Information: The Company will host a conference call to discuss its fiscal 2005 first quarter financial results on Wednesday, October 20, 2004 at 11:00 a.m. Eastern time. The conference call can be accessed at 800-289-0533, pass code 991634. Also, the conference call will be publicly available via a live webcast on DuPont Photomasks' website at www.photomask.com. In addition to the live webcast, replays will be available to the public on DuPont Photomasks' website and a replay of the conference call will be available for 48 hours following the call at 888-203-1112, pass code 991634.

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $354 million in fiscal 2004. Information about the Company can be found at www.photomask.com.

Company Contact
Tom Blake
DuPont Photomasks, Inc.
Tel: (512) 310-6562
 tom.blake@photomask.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning Toppan's proposed acquisition of DuPont Photomasks and the benefits of the pending acquisition, as well as other statements related to our business that may concern growth and future operating results, forecasts, projections, and our strategy. Such forward-looking statements are based upon management's current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Potential risks and uncertainties regarding the proposed transaction with Toppan include, among others, the requirement that DuPont Photomasks' stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the Securities and Exchange Commission ("SEC") and under applicable antitrust laws, other conditions to the closing of the transaction, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the transaction on DuPont Photomasks' operating results and customer, supplier, employee and other relationships. Additional risk factors affecting our business may include relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions or dispositions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights.

More information about potential factors that could affect DuPont Photomasks' business and financial results is included in DuPont Photomasks' Annual Report on Form 10-K for the fiscal year ended June 30, 2004 which is on file with the SEC and available at the SEC's website at www.sec.gov. The forward-looking statements are made as of the release date hereof and DuPont Photomasks disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Proposed Transaction with Toppan and Where to Find It

DuPont Photomasks will file with the SEC a proxy statement and other documents regarding the proposed acquisition by Toppan described in this press release. DUPONT PHOTOMASKS' STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of DuPont Photomasks seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by DuPont Photomasks with the SEC for free at the SEC's web site at www.sec.gov. Copies of the proxy statement and other documents filed by DuPont Photomasks with the SEC may also be obtained free of cost by directing a request to: Investor Relations Department, DuPont Photomasks, 131 Old Settlers Boulevard, Round Rock, TX 78664, USA. You may also read and copy any reports, statements and other information filed by DuPont Photomasks at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, USA or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

DuPont Photomasks and Toppan and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of DuPont Photomasks stockholders in connection with the proposed transaction with Toppan. Certain directors and executive officers of DuPont Photomasks may have interests in the transaction, including employment agreements, severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of DuPont Photomasks common stock generally, and their interests will be described in the proxy statement that will be filed by DuPont Photomasks with the SEC.

# # #

DuPont Photomasks, Inc.
Consolidated Income Statements
[unaudited; $ in thousands except share data;
quarter ended September 30, 2004 and 2003]

	Q105	Q104
Revenue, net	$94,847	$82,374
Cost of Goods Sold	73,777	75,647
Selling, General and Administrative Expense	12,758	12,323
Research and Development Expense	7,140	7,051
Special Charges, net	310	1,230

Operating Income (Loss)	862	(13,877)
Other Expense, net	(684)	(663)

Income (Loss) Before Income Taxes and Minority Interest	178	(14,540)
Provision for Income Taxes	900	650

Loss Before Minority Interest	(722)	(15,190)
Minority Interest in (Income) Loss of Joint Ventures	(296)	86

Net Loss	$(1,018)	$(15,104)

Loss Per Share:
Basic and Diluted	$(0.06)	$(0.83)
Weighted Average Shares Outstanding:
Basic and Diluted	18,457,554	18,107,478

DuPont Photomasks, Inc.
Consolidated Balance Sheets
[$ in thousands]

	unaudited Sep. 2004		Jun. 2004
Cash and Cash Equivalents	$143,596	(a)	$231,351
Accounts Receivable, net	63,397		77,078
Inventories	10,764		12,023
Other Current Assets	14,295		35,824

Total Current Assets	232,052		356,276
Property and Equipment, net	384,765	(b)	404,433
Other Assets, net	33,098	(c)	34,663

Total Assets	$649,915		$795,372

Accounts Payable	$32,922		$50,638
Other Current Liabilities	68,775	(d)(e)	195,836

Total Current Liabilities	101,697		246,474
Other Liabilities	252,837	(f)(g)(h)	253,710
Stockholders' Equity	295,381		295,188

Total Liabilities and Stockholders' Equity	$649,915		$795,372

(a)	Includes $20,693 from the consolidation of the Maskhouse Building Administration GmbH & Co. ("BAC") as per FASB Interpretation No. 46R ("FIN No. 46R").
(b)	Includes $70,744 for the BAC facility from the consolidation of the BAC as per FIN No. 46R.
(c)	Includes $(4,568) for the net accounting elimination of our investment in the BAC from the consolidation of the BAC as per FIN No. 46R.
(d)	Includes $15,332 of current portion of BAC's long-term borrowings from the consolidation of the BAC as per FIN No. 46R.
(e)	Includes $900 of BAC's accrued liabilities from the consolidation of the BAC as per FIN No. 46R.
(f)	Includes $55,694 of BAC's long-term borrowings from the consolidation of the BAC as per FIN No. 46R.
(g)	Includes $13,103 of minority interest in net assets of the BAC from the consolidation of the BAC as per FIN No. 46R.
(h)	Includes $1,906 of deferred revenue from the consolidation of the BAC as per FIN No. 46R.

DuPont Photomasks, Inc.
Consolidated Statements of Cash Flows
[unaudited; $ in thousands; quarter ended September 30, 2004 and 2003]

	Q105	Q104
Cash Flows from Operating Activities:
Net Loss	$(1,018)	$(15,104)
Depreciation and Amortization	24,172	23,176
Special Charges, net	310	1,230
Other	(59)	83
Changes in Assets and Liabilities	(11,634)	(5,282)

Net Cash Provided by Operating Activities	11,771	4,103
Net Cash Provided by (Used in) Investing Activities	1,071	(20,046)
Net Cash Provided by (Used in) Financing Activities	(101,459)	227
Effect of Exchange Rate Changes on Cash	862	303

Net Cash Flow	$(87,755)	$(15,413)

QuickLinks

  Exhibit 99.1
DuPont Photomasks Announces First Quarter of Fiscal 2005 Financial Results The First Quarter Marks Return to Operating Income
DuPont Photomasks, Inc. Consolidated Income Statements [unaudited; $ in thousands except share data; quarter ended September 30, 2004 and 2003]
DuPont Photomasks, Inc. Consolidated Balance Sheets [$ in thousands]
DuPont Photomasks, Inc. Consolidated Statements of Cash Flows [unaudited; $ in thousands; quarter ended September 30, 2004 and 2003]